UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Boulevard, Suite 300 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 2, 2016, Goodman Networks Incorporated (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Dycom Industries, Inc. (“Dycom”), pursuant to which the Company agreed to sell certain assets to Dycom, and Dycom agreed to assume certain liabilities of the Company, related to the Company’s former wireless network deployment and wireline businesses (the “Assets”).

On July 6, 2016, the Company entered into Amendment No. 1 to the Agreement (the “Amendment”) to, among other things, (i) provide that an additional $10.0 million of the proceeds from the sale of Assets be deposited into an indemnity escrow account to secure the Company’s indemnification obligations until certain conditions are fulfilled, (ii) eliminate the requirement for the Company to enter into a sublease agreement with Dycom concerning one of the Company’s leased real properties and (iii) provide for the transfer of certain leased equipment to Dycom at the closing.

Subsequently, on July 6, 2016, the Company completed the sale of the Assets to Dycom pursuant to the terms and conditions of the Agreement, as amended. As consideration for the Assets, Dycom paid the Company approximately $107.5 million, which is subject to a customary working capital adjustment currently estimated to require the Company to pay Dycom $4.7 million, and assumed certain liabilities of the Company. $20.0 million of the proceeds from the sale of Assets has been deposited into an indemnity escrow account and will be held until certain conditions are fulfilled.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the anticipated amount of the net working capital adjustment, expectations with respect to the Agreement and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K. Such risks and uncertainties include that the actual amount of the net working capital adjustment may differ from management’s estimate upon final calculation, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of insurance and other reserves and allowances for doubtful accounts, whether the carrying value of assets may be impaired, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in the Company’s filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward-looking statements except as required by law.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma financial results giving effect to the divestiture of the Assets are filed herewith as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1#	Asset Purchase Agreement, dated as of June 2, 2016, by and between Goodman Networks Incorporated and Dycom Industries, Inc.

2.2#	Amendment No. 1 to Asset Purchase Agreement, dated as of July 6, 2016, by and between Goodman Networks Incorporated and Dycom Industries, Inc.

99.1	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2016 and Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss for the quarter ended March 31, 2016 and the years ended December 31, 2015, 2014 and 2013.

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Goodman Networks Incorporated hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: July 12, 2016	By:	/s/ Ron B. Hill
		Name:	Ron B. Hill
		Title:	Chief Executive Officer, President and Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

2.1#	Asset Purchase Agreement, dated as of June 2, 2016, by and between Goodman Networks Incorporated and Dycom Industries, Inc.

2.2#	Amendment No. 1 to Asset Purchase Agreement, dated as of July 6, 2016, by and between Goodman Networks Incorporated and Dycom Industries, Inc.

99.1	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2016 and Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss for the quarter ended March 31, 2016 and the years ended December 31, 2015, 2014 and 2013.

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Goodman Networks Incorporated hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.